Dated the 18th day of March 1994











                                   INSTRUMENT



                                     Between



                           JOHN GERALD PATRICK WHEELER

                                       and


                            IAN WALTER STANLEY STRANG


                                       and


                              RICHARD JOHN PIROUET





                               Michael Voisin & Co
                             Advocates & Solicitors
                           P.O. Box 31, Templar House,
                         Don Road, St. Heliers Jersey C.I.

THIS INSTRUMENT OF RETIREMENT AND APPOINTMENT is made the 18th  day of
March 1994

BETWEEN JOHN GERALD PATRICK WHEELER of P. O. Box 31, Templar House, Don Road, St. Helier, Jersey (the "Retiring Trustee") of the first part, IAN WALTER STANLEY STRANG of P. O. Box 31 aforesaid (" the Continuing Trustee") of the second part AND RICHARD JOHN PIROUET of Le Gallais Chambers, 54 Bath Street, St. Helier, Jersey (the "New Trustee") of the third part

WHEREAS:-

A.   This Deed is supplemental to:
     (i) a settlement dated the Sixteenth day of February One thousand nine hundred and ninety and known as the Berkeley Govett & Company Limited 1990 Employee Share Option Trust.
     (ii) a Deed dated Fourteenth April One thousand nine hundred and ninety-two made by John Gerald Patrick Wheeler and Ian Walter Stanley Strang (" the Original Trustees") resolving to change the name of the Settlement to THE GOVETT & COMPANY 1990 EMPLOYEE SHARE OPTION TRUST.

B. Pursuant to Clause 6 of the Settlement the power to appoint a new trustee of the Settlement is vested in the Trustees.

C.   The Retiring Trustee is presently joint Trustee of the Settlement.

D. The Retiring Trustee wishes to be discharged from the trusts of the Settlement upon being indemnified as follows and the Original Trustees wish to appoint the New Trustee to be joint trustee of the Settlement in place of the Retiring Trustee.

E. The property at present subject to the trusts of the Settlement (" the Trust Property")is specified in the Schedule hereto and it is intended that as soon as may be after the execution of this Instrument the Trust Property shall be transferred into the names of or under the control of the New Trustee and the Continuing Trustee.

NOW THIS DEED WITNESSETH as follows:

1. Unless the context otherwise required words and expressions used herein and defined in the Settlement shall have the same meanings herein as are ascribed to them in the Settlement.

2. In exercise of the aforesaid power and of every and any other power them enabling the Original Trustees HEREBY APPOINT the New Trustee to be joint trustee of the Settlement in place of the Retiring Trustee and the New Trustee accepts such appointment.

3. The Retiring Trustee hereby retires from the trusts of the Settlement and is hereby discharged from the same.

4. It is HEREBY AGREED AND DECLARED that such appointment and retirement shall take immediate effect and that the Trust Property shall immediately vest in the New Trustee and the Continuing Trustee.

5. The Continuing Trustee and the New Trustee HEREBY COVENANT with the Retiring Trustee at all times hereafter to keep the Retiring Trustee fully and effectually indemnified and held harmless against all actions, proceedings, accounts, claims and demands (and costs and expenses in connection therewith)which may be brought or made against the Retiring Trustee whether by any Beneficiary of the Settlement, any other party interest under the Settlement or any third party, arising out of any act or omission of the Retiring Trustee in connection with the trusts of the Settlement or in any other way relating to the Settlement or to the assets comprised therein from time to time including any taxes, duties or other fiscal liabilities payable in any part of the world on, or in, respect of the assets comprising the Trust Fund and whether in respect of a period or event falling wholly or partly prior to the date hereof and whether the same shall be enforceable in law against the Retiring Trustee or not PROVIDED ALWAYS THAT: -

     (i) the indemnity herein contained shall not exceed to any liabilities of the Retiring Trustee arising from any fraud, wilful neglect or default or gross negligence on the part of the Retiring Trustee;

     (ii) the Retiring Trustee shall only be able to enforce the indemnity herein given against the assets (or the value produced by a subsequent disposition thereof)contained in the Trust Fund at the time a claim is made hereunder.

6. The Retiring Trustee shall notify the New Trustee of any actions, proceedings, accounts, claims or demands which may be brought, or made against, the Retiring Trustee in respect of which the Retiring Trustee may be entitled to an indemnity hereunder as soon as possible after becoming aware of any such actions as aforesaid and the Retiring Trustee shall make no admission of liability of any sort nor give any undertaking, offer or promise in respect thereof, nor make any payment in respect thereof, nor enter into any correspondence or negotiationsin respect thereof, nor incur any legal expenses in connect ion therewith without the prior written consent of the New Trustee which shall be entitled, if he so desires, to take over and conduct the defense of any such actions as aforesaid.


7. This Deed shall be governed by and construed in accordance with the laws of Jersey, Channel Islands, and the parties agree to submit to the non-exclusive jurisdiction in the Courts of Jersey, Channel Islands in connection therewith.



IN WITNESS WHEREOF the parties have hereunto entered into this Instrument the day and year first above written.

                                  THE SCHEDULE

            12,852,502 Ordinary 5c Shares in Govett & Company Limited








SIGNED BY the said JOHN GERALD PATRICK WHEELER
/s/ J. Wheeler

in the presence of:





SIGNED BY the said IAN WALTER STANLEY STRANG
/s/ I. Strang

in the presence of:






SIGNED BY the said RICHARD JOHN PIROUET
/s/ R. Pirouet

in the Presence of:-